UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.    )

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ALCOA CORPORATION

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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201 ISABELLA STREET, SUITE 500 PITTSBURGH, PA 15212 V01184-P85635

You invested in ALCOA CORPORATION and it’s time to vote!

You have the right to vote on proposals being presented at the 2023 Annual Meeting. Important notice regarding the availability of proxy materials for the stockholder meeting to be held on May 5, 2023.

You may view the proxy materials online at www.ProxyVote.com, scan the QR Barcode below, or easily request paper copies (see below).

Get informed before you vote

View the Notice, Proxy Statement, and Annual Report on Form 10-K online OR you can receive free paper or email copies of the material(s) by requesting prior to April 21, 2023. If you would like to request a paper or e-mail copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. You will not otherwise receive a paper or e-mail copy. If sending an email, please include your control number (indicated below) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor.

    *Please check the meeting materials for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

You cannot use this Notice to vote your shares. This communication presents only an overview of the more complete proxy materials that are available to you on the internet or by mail. You may view the proxy materials online at www.proxyvote.com or easily request a paper or e-mail copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items			Board Recommends

1.	Election of 9 director nominees to serve for one-year terms expiring in 2024

	1a.	Steven W. Williams

	1b.	Mary Anne Citrino

	1c.	Pasquale (Pat) Fiore

	1d.	Thomas J. Gorman

	1e.	Roy C. Harvey

	1f.	James A. Hughes

	1g.	Carol L. Roberts

	1h.	Jackson (Jackie) P. Roberts

	1i.	Ernesto Zedillo

2.	Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for 2023

3.	Approval, on an advisory basis, of the Company’s 2022 named executive officer compensation

4.	Approval, on an advisory basis, of the frequency of the advisory vote to approve the Company’s named executive officer compensation

5.	Stockholder proposal to subject termination pay to stockholder approval, if properly presented

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